UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

WIRELESS TELECOM GROUP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
____________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
____________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
____________________________________________________________________________

(5) Total fee paid:
____________________________________________________________________________

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
____________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________

(3) Filing Party:
____________________________________________________________________________

(4) Date Filed:
____________________________________________________________________________

Filed by Wireless Telecom Group, Inc.

On behalf of Wireless Telecom Group, Inc., the following letter was mailed to certain shareholders of the company on or about May 24, 2005. A copy of the letter is being filed herewith under Rule 14a-6 under the Securities Exchange Act of 1934, as amended.

WIRELESS TELECOM GROUP, INC.
25 Eastmans Road
Parsippany, New Jersey 07054
(201) 261-8797

May 24, 2005

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY!

Dear Shareholder:

Recently, we mailed you proxy material in connection with the 2005 Annual Meeting of Shareholders of Wireless Telecom Group, Inc. ("WTT"), which is scheduled to be held at The Parsippany Hilton, One Hilton Court, Parsippany, New Jersey 07054, on June 24, 2005, beginning at 10:00 a.m., local time.

We encourage you to read the proxy statement which discusses the details of WTT's proposed acquisition of Willtek Communications GmbH, a leading German supplier of testing solutions for emerging wireless services and cellular networks. If approved by our shareholders at the Annual Meeting, upon completion of the acquisition, WTT will acquire all of the outstanding share capital of Willtek in exchange for 8,000,000 newly issued shares of WTT's common stock, and Willtek will become a wholly owned subsidiary of WTT and will serve as the base of our European operations.

After careful consideration, your board of directors unanimously recommends that you vote FOR approval of the acquisition, the issuance of our common stock in the acquisition and all of the other transactions contemplated by the amended and restated stock purchase agreement, a copy of which is attached as Annex A to the proxy statement dated May 9, 2005, and FOR the election of each of the nominees named in the proxy statement to WTT's board of directors.

Regardless of the number of shares you own, it is important that they are represented and voted at the Annual Meeting. Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience.

If you have already voted, please accept our thanks. We appreciate your participation and continued support. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 800-769-7666.

Very truly yours,

Karabet "Gary" Simonyan

Chairman of the Board of Directors